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                                                                     EXHIBIT 4.3


                            1993 STOCK OPTION PLAN


     1.  Purpose.  The purpose of this Stock Option Plan ("Plan") is to provide
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additional incentive, in the form of stock options which may be either incentive stock options or non-qualified stock options, to employees, officers, employee directors, out-side directors, advisors and consultants (as described in Section 4 hereof) of Enviromatix, Inc., Delaware corporation (the "Corporation"), and its subsidiaries whose judgment, initiative and efforts contribute significantly to the successful operation of the corporation's business, and to increase their proprietary interest in the success of the enterprise to the benefit of the Corporation and its stockholders.

     2.  Definitions.  When used in this Plan, unless the context otherwise
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requires:

         (a) "ISO" shall mean a stock option which, at the time such option is granted, qualifies as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code").

         (b) "NQSO" shall mean a stock option which, at the time such option is granted, does not qualify as an ISO as defined in the Code.

         (c) "Options" shall mean all ISOs and NQSOs which from time to time may be granted under this Plan.

         (d) "Share" shall mean a share of the Common Stock, no par value, of the Corporation.

         (e) "Subsidiary" shall mean any corporate subsidiary of the Corporation, as defined in Section 424(f) of the Code.

     3.  Administration.  The Plan shall be administered by a committee
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("Committee") of the Board of Directors, which shall consist of not less than two directors of the Corporation, who shall be appointed by, and shall serve at the pleasure of, the Corporation's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed
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to be acting in his capacity as a director of the Corporation. Until the
Committee has been appointed, all of the members of the Board shall constitute the Committee.

     Subject to the terms of the Plan, the Committee shall have full authority to select the persons to whom ISOs or NQSOs may be granted under the Plan, to grant options on behalf of the Corporation, to condition the grant of any such Options upon the exchange of existing Options held by an Optionee, and to set the number of Shares to be covered by such Options, the times and dates at which such Options shall be granted and exercisable and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Nothing herein shall be deemed to expand the person liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Corporation's by-laws and Pennsylvania law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.

     4.  Eligibility.  The class of persons who shall be eligible to receive
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ISOs under the Plan shall be the employees (including any directors who also are employees). All other directors, ad all advisors and consultants shall be eligible to receive NQSO's of the

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Corporation or of any Subsidiary who, from time to time, or determined by the
Committee, contribute significantly to the management and growth of the business of the Corporation or of such Subsidiaries. No consultant or advisor located in Pennsylvania shall be eligible to receive ISOs or NQSOs under the Plan unless the Committee receives an opinion of counsel that granting of options under the Plan would be in compliance with the Pennsylvania Securities Act and the regulations thereunder. More than one Option may be granted to an employee under the Plan.

     The Committee may require that the exercise of the Option shall be subject to the satisfaction of conditions relating to the Optionee's position and duties with the Corporation and the performance thereof.

     5.  Amount of Stock.  The stock to be offered for purchase pursuant to
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Options granted under this Plan shall be treasury or authorized but unissued
Shares, and the total number of such Shares which may be issued pursuant to Options under this Plan shall not exceed 3,550,000 Shares, subject to adjustment as provided in Section 17 hereof. If any unexercised Options are exchanged for new Options, lapse or terminate for any reason, the Shares covered thereby may again be optioned.

     6.  Stock Option Agreement.  Each Option granted under this Plan shall be
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evidenced by an appropriate stock option agreement ("Agreement"), which
Agreement shall expressly specify whether such Option is an ISO or NQSO and shall be executed by the Corporation and by the person to whom the Option is granted ("Optionee"). The Agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Board of Directors. Such terms and provisions may vary between Optionees or as to the same Optionee to whom more than one Option may be granted.

     7.  Option Price.  The exercise price under each Option granted hereunder
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shall be determined by the Board of Directors in its discretion, provided, however, that the exercise price of an ISO shall in no event be less than an amount equal to the fair market value of the

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Shares subject to the ISO on the date of grant, as the fair market value may be determined from time to time by the Board of Directors.

     8.  Ten Percent Stockholders.  If an Optionee owns more than ten percent of
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the total combined voting power of all shares of stock of the Corporation or of a Parent or Subsidiary at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110% of the fair market value of the Shares subject to the ISO on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this Section 8 shall not apply to NQSOs.

     9.  Term and Exercise of Option.  Each Option shall expire on such date as
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may be determined by the Committee with respect to such Option, but in no event shall any Option expire more than ten years from the date it is granted. The date on which an Option shall be granted shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized.

     Options shall be exercisable in such installments and on such dates, and/or upon the occurrence of such events, as the Committee may specify. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. In addition, the exercise date of all outstanding Options shall automatically accelerate, and all such Options shall become fully vested and exercisable, upon a Change in Control, as defined in paragraph (b) below. Except as provided in Section 11, no Option shall be exercised unless at the time of such exercise the Optionee is then an employee of the Corporation or any Subsidiary. Exercisable Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Corporation at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate Option price for such Shares. Only full Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

     The Option price shall be payable (a) in cash or its equivalent; (b) in the discretion of the Committee, in Shares previously acquired by the Optionee, provided that if

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such Shares were acquired through exercise of an ISO, such Shares have been held by the Optionee for a period of not less than the holding period described in
Section 422(a)(1) of the Code on the date of exercise, or if such Shares were acquired through exercise of an NQSO or of an option under a similar plan, such Shares have been held by the Optionee for a period of more than one year on the date of exercise, and further provided that the Optionee shall not have tendered Shares in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Corporation within six calendar months of the date of exercise; (c) in the discretion of the Committee, in any combination of
(a) and (b) above. In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the "fair market value" on the date of tender of the Shares so tendered in payment of such Option price.

          (b) For purposes of this Plan, a "Change in Control" with respect to the Corporation shall mean any of the following events:

               (A) a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation resulting in the voting power of the securities (as described in clause (D) below) of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than a majority of the combined voting power of the securities of the Corporation (or such surviving entity) outstanding immediately after such merger of consolidation;

               (B) any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Corporation;

               (C)  the dissolution and liquidation of the Corporation; or

               (D) any person or "group" (other than a benefit plan sponsored by either the Corporation or a subsidiary of the Corporation and other than Technology Leaders LP., Technology Leaders Offshore C.V. and Allied Resources Corporation), becoming after December 31, 1996 the "beneficial owner," "directly or indirectly, of securities representing a majority of the combined voting power of the then outstanding securities of the Corporation ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire such securities). None of the Corporation's shareholders at December 31, 1996 shall be deemed to constitute a group for purposes of this paragraph (D).

          (c)  Notwithstanding anything to the contrary contained in paragraph
(b) above, the completion of an initial public offering by the Corporation in which the Corporation registers shares of its Capital Stock pursuant to the Securities Act of 1933, as amended, shall not result in a "Change in Control" for purposes of this Plan.

          (d) For purposes hereof, the terms "group" and "beneficial owner" shall have the meanings given to them in Rule 3d-3; and Rule 13d-3 shall mean Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934."

     10.  Maximum Value of ISOs.  The aggregate fair market value of the Shares,
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determined as of the date of grant, with respect to which ISOs first become exercisable during any calendar year by an Optionee (under this Plan and any other plan of the Corporation or any parent or Subsidiary) shall not exceed $100,000.

     11.  Termination of Employment.
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          (a)  Except as set forth below, in the event of termination by the
Corporation of an employee Optionee's employment with the Corporation or in the event that a non-employee director's membership on the Board of Directors, any unexercised Option shall be exercisable by the Optionee not later than 90 days after the date of such termination but only to the extent such option was exercisable on the date of such termination. In ho event shall such unexercised Option be exercisable after the expiration of its term.

          (b) If, however, the termination of employment or Board membership is due to the disability of the Optionee (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion), the Optionee shall have the privilege of exercising the unexercised Option to the extent such option was exercisable on the date of such

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termination, not later than one year of such date, but in no event shall any
Option be exercisable after the expiration of its term.

          (c) If, however, the termination of employment or Board membership is due to death of the Optionee while in the employ of the Corporation or a Subsidiary, the estate of the holder or the person or persons who acquired the right to exercise such Option by bequest or inheritance, shall have the privilege of exercising the unexpired Option, to the extent such option was exercisable on the date of such termination due to death, not later than one year of such date, but in no event shall any Option be exercisable after the expiration of its term.

          (d) If, however, after full consideration of the facts presented on behalf of both the Corporation and the Optionee, that the Optionee has been discharged from employment or service with the Corporation for Cause, such Option shall terminate immediately. For the purpose of this paragraph, "Cause" shall have the mean: (A) a pattern of gross negligence or an act of willful misconduct by Optionee in the performance of his duties to the Corporation which has a material adverse effect on the Corporation's reputation, business, properties or business relationships; or (B) Optionee's conviction of a felony or of misappropriation of funds of the Corporation; or (C) Optionee's appropriation to himself of a corporate opportunity of the Corporation which Optionee fails to make available to the Corporation within 30 days after notice thereof to Optionee from the Corporation; or (D) the material breach by Optionee of his obligations under any provision of his employment agreement or service contract with the Corporation, and the failure by Optionee to remedy such breach within thirty (30) days after notice thereof to Optionee. In the event of a finding that the Optionee has been discharged for Cause, then in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Corporation has not yet delivered the share certificates upon refund of the Option price; or (E) such conduct or the occurrence of such thing as shall entitle the Corporation to discharge the

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Optionee under an employment agreement (if any) which he has entered into with the Corporation and which provides for a discharge "for cause".

          (e) Notwithstanding the provisions of subparagraphs 11(a), 11(b) and 11(c) above, the Committee may determine with respect to any Option granted under the Plan, that the Option shall terminate at a time prior to the expiration of such time periods. With respect to Options granted under the Plan that are not intended to qualify under Section 422 of the Code, the Committee may determine that such Options shall terminate at a time later than the expiration of such time periods, as set forth in an executed Stock Option Agreement.

     12.  Withholding and Use of Shares to Satisfy Tax Obligations.  The
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obligation of the Corporation to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Corporation withhold (or by returning to the Corporation) Shares, which Shares shall be valued, for this purpose, at their fair market value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold Shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event Shares acquired under the exercise of an ISO are used to satisfy such withholding requirement, such Shares must have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the code on the Determination Date. In the event Shares acquired through exercise of an NQSO or of an option under a similar plan are used to satisfy such withholding requirement, such Shares must have been held by the Optionee for a period of more than one year on the Determination Date.

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     13.  Non-Assignability.  Each Option granted under the Plan shall be non-
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transferable by the Optionee except by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him.

     14.  Restrictions on Transfer.
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          (a)  The Corporation shall have the right of first refusal to re-
purchase any Shares offered for sale or transfer by the Optionee, his executor, administrator, or beneficiaries, which Shares were issued to the Optionee pursuant to one or more Options granted to the Optionee under this Plan. Such offer shall be communicated to the Corporation by written notice, stipulating the terms and conditions of such offer therein, forwarded by registered or certified mail. The Corporation shall exercise its right to repurchase (or to designate a third party to repurchase) by giving written notice thereof by registered or certified mail to the Optionee, his executor, administrator or beneficiaries no later than 30 days after the date of the receipt of the offer. Within 30 days after receipt of such notice, the Optionee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the Shares being sold, together with appropriate duly signed stock powers transferring such Shares to the Corporation, and the Corporation shall deliver to the Optionee, his executor, administrator or beneficiaries the Corporation's check in the amount of the purchase price for the Shares being sold.

     In the event that such offer shall not be accepted by the Corporation in the manner set forth above, the Optionee, his executor, administrator or beneficiaries may dispose of the Shares offered to any other person, firm or corporation, without restriction (subject to the requirements of applicable securities laws) except that the transfer of such Shares to any such purchaser shall not be on terms more favorable than the terms upon which the Shares were originally offered to the Corporation. If, within 60 days after the expiration of the 30 day period of any offer made hereunder, the Optionee, his executor, administrator, or beneficiaries offering to sell any Shares issued hereunder, shall fail to consummate a sale thereof to any

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other purchaser, then no sale of such Shares may be made thereafter without again reoffering the same to the Corporation in accordance with the provisions of this subparagraph.

          (b) In the event of the Optionee's termination of employment, the Corporation shall have the right to repurchase all Shares issued or to be issued to the Optionee under this Plan at their fair market value, which, in the absence of an agreement between the Corporation and the Optionee shall be the net book value per share as hereinafter defined, but not less than Optionee's cost.

     The net book value of the Corporation's Common Stock shall be determined as of the end of the Corporation's fiscal quarter immediately preceding the date of termination hereof. Net book value of the Corporation's Common Stock shall be that amount computed by deducting the sum of total liabilities and the liquidation value of any Preferred Stock from total assets, as determined in accordance with generally accepted accounting principles consistently applied, and as shows on the financial statements of the Corporation as of the end of the applicable fiscal quarter. The net book value per share of the Corporation's Common Stock shall be determined by dividing the remainder by the number of Shares of the Corporation's Common Stock issued and outstanding as of such date.

          (c) The right of first refusal and buy-back rights shall terminate when the Corporation has made a public offering of its Common Stock pursuant to the Securities Act of 1933, as amended.

          (d) The right of first refusal and buy-back rights granted to the Corporation pursuant to subparagraphs 14(a) and 14(b) above are separate and independent obligations of the Optionee and shall survive any termination of employment. Furthermore, such rights shall not be construed as an absolute obligation on the part of the Corporation to repurchase any Shares tendered.

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          (e)  Each certificate for Shares issued by the Corporation to the
Optionee shall bear an appropriate legend that the transfer of such Shares is restricted by the provisions of this Plan.

     15.  Issuance of Shares and Compliance with Securities Acts.  Within a
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reasonable time after exercise of an Option, the Corporation shall cause to be delivered to the Optionee a certificate for the Shares purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the Optionee to represent in writing to the Corporation that it is his then intention to acquire the Common Stock for investment and not with a view to distribution thereof and that such Optionee will not dispose of such Shares in any manner that would involve a violation of applicable securities laws In such event, no Shares shall be issued to such holder unless and until the Corporation is satisfied with such representation. Certificates for Shares issued pursuant to the exercise of Options may bear an appropriate securities law legend.

     16.  Rights as a Stockholder.  An Optionee shall have no rights as a
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stockholder with respect to Shares covered by his Option until the date of the issuance or transfer of the Shares to him and only after such Shares are fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

     17.  Stock Adjustments.  In the event of a reorganization,
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recapitalization, change of shares, stock split, or spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it, in its sole discretion, deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan or in the purchase prices of outstanding Options, and such adjustments shall be effective and binding on the Optionee and

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the Corporation for all purposes of the Plan, provided, however, that no such adjustments shall be made to any ISO without the Optionee's consent if such adjustment would cause such ISO to fail to qualify as such under Section 422 of the Code.

     In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed b the surviving or successor corporation, provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the vest interests of the Corporation. If the Committee decides to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and any such outstanding Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to and including the date immediately preceding such termination. Notwithstanding the preceding sentence, as provided in Section 9 hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

     18.  Adoption by Board and Approval by Stockholders.  This Plan becomes
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effective upon adoption by the Board of Directors and approval by the stockholders of the Corporation.

     19.  Termination and Amendment of the Plan.  Subject to the right of the
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Board to terminate the Plan prior thereto, the Plan shall terminate on and no
Options shall be granted hereunder after January 15, 2003. The Board shall have power at any time, in its discretion, to amend, abandon or terminate the Plan, in whole or in part, provided that no such action shall affect any Options theretofore granted and then outstanding under the Plan. Nothing contained in this Section 19, however shall terminate or affect the continued existence of rights

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created under Options issued hereunder and outstanding on January 15, 2003, which by their terms extend beyond such date.

     Any Plan amendment which (1) materially reduces the price at which Options may be granted, (2) materially increases the number of Shares which may be issued under the Plan, except pursuant to paragraph 17 above, (3) materially modifies the requirement as to persons eligible to receive Options, or (4) materially increases the benefits accruing to participants under the Plan shall not be effective unless approved by the stockholders of the Corporation at any meeting called for such purpose or by the consent of the stockholders.

     20.  Interpretation.  A determination of the Committee as to any question
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which may arise with respect to the interpretation of the provisions of this
Plan or any Options shall be final and conclusive and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Optionee, his legal representatives, assigns or any other person any right to participate therein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Corporation and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

    21.  Governing Law.  With respect to any ISOs granted pursuant to the Plan
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and the Agreements thereunder, the Plan, such Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania shall govern the operation of, and the rights of Optionees under, the Plan, the Agreements and any Options granted thereunder.

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